     As filed with the Securities and Exchange Commission on July 13, 1998

                           Registration No. 333-______

 ______________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                      ____________________________________

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  ONSALE, INC.
               (Exact name of issuer as specified in its charter)

             Delaware                            77-0408319
     (State of Incorporation)        (I.R.S. Employer Identification No.)

           1350 Willow Road, Suite 202, Menlo Park, California 94025 (Address of Principal Executive Office Including Zip Code)

                                  ONSALE, INC.
                           1995 EQUITY INCENTIVE PLAN
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                       ---------------------------------
                           (Full titles of the plans)

                                Leslie S. Benson
                         Acting Chief Financial Officer
                          1350 Willow Road, Suite 202
                          Menlo Park, California 94025
                                 (650) 470-2400
           (Name, address and telephone number of agent for service)

                                    Copy to:
                              Horace L. Nash, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                              Palo Alto, CA 94306

----------------------------------------------------------------------------------------------------------------------------------
                                                 CALCULATION OF REGISTRATION FEE
==================================================================================================================================
 TITLE OF EACH CLASS OF SECURITIES   AMOUNT TO BE    PROPOSED MAXIMUM OFFERING   PROPOSED MAXIMUM AGGREGATE        AMOUNT OF
         TO BE REGISTERED             REGISTERED          PRICE PER SHARE              OFFERING PRICE           REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value       1,950,000 (1)           $ 26.46875(2)             $51,614,062.50(2)             $15,227
==================================================================================================================================

(1) Represents 1,800,000 additional shares reserved for issuance upon exercise of stock options under the Registrant's 1995 Equity Incentive Plan and 150,000 additional shares available for issuance under the Registrant's 1996 Employee Stock Purchase Plan pursuant to amendments of such plans approved on March 16, 1998. Shares issuable upon exercise of stock options under the Registrant's 1995 Equity Incentive Plan and shares available for issuance under the Registrant's 1996 Employee Stock Purchase Plan were originally registered on a Registration Statement on Form S-8 (File No. 333-25455) filed on April 18, 1997.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 and based upon an average of the high and low prices reported on the Nasdaq National Market on July 6, 1998.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
         -----------------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:
      ----------

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the Commission on March 31, 1998 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for
                ------------
          the Registrant's fiscal year ended December 31, 1997, and the amendment thereto filed with the Commission on May 21, 1998.

     (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998 filed with the Commission on May 15, 1998 pursuant to Section 13(a) of the Exchange Act.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on January 9, 1997, and in its Registration Statement on Form 8-A filed with the Commission on March 11, 1997, each as filed under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.


Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director. At this time, Delaware General Corporation Law does not permit indemnification for liability (i) for any breach of the director's duty of loyalty to the corporation and its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

     As permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that (i) the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, (ii) the Registrant is required, with certain exceptions, to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, (iii) the rights conferred in the Bylaws are not exclusive and (iv) the Registrant is authorized to enter into indemnity agreements with its directors, officers, employees, and agents.

     The Registrant has entered into indemnity agreements with each of its directors and executive officers to give such directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's Bylaws and to provide additional procedural protections.

Item 7.  Exemption From Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

Exhibit No.  Description
----------   -----------
4.01         Registrant's 1995 Equity Incentive Plan, as amended through March 16,
             1998

4.02         Registrant's 1996 Employee Stock Purchase Plan, as amended through
             March 16, 1998

4.03*        Certificate of Incorporation of the Registrant filed on December 12, 1996
             (previously filed as Exhibit 3.01 to the Registrant's Registration Statement on
             Form S-1, File No. 333-18459)

4.04*        Investors Rights Agreement dated as of September 12, 1996 (previously filed as
             Exhibit 4.01 to the Registrant's Registration Statement on Form S-1, File No.
             333-18459)

4.05*        Bylaws of the Registrant, dated as of December 12, 1996 (previously filed as
             Exhibit 3.02 to the Registrant's Registration Statement on Form S-1, File No.
             333-18459)

5.01         Opinion of Fenwick & West LLP

23.01        Consent of Fenwick & West LLP (included in Exhibit 5.01)

23.02        Consent of PricewaterhouseCoopers LLP

24.01        Power of Attorney (See page 4)

___________________________

* These exhibits were previously filed with the Commission as indicated and are incorporated herein by reference.

Item 9.  Undertakings.
         ------------

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY
                               -----------------

     Each person whose signature appears below constitutes and appoints S. Jerrold Kaplan and Leslie S. Benson, and each of them, his or her true and lawful attorneys-in-fact and agents, each with the power of substitution, for him and her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the registrant, ONSALE, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on June 8th, 1998.

                                        ONSALE, INC.


                                        By: /s/ Leslie S. Benson
                                            ---------------------------------
                                                Leslie S. Benson
                                                Acting Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                       Date
-----------------------------------       ---------------------------------------     ---------------------------------------

/s/ S. Jerrold Kaplan                     President and Chief Executive               July 8, 1998
-----------------------------------       Officer and Director
S. Jerrold Kaplan

/s/ Leslie S. Benson                      Vice President, Controller and              July 8, 1998
-----------------------------------       Acting Chief Financial Officer
Leslie S. Benson

/s/ Alan S. Fisher                        Vice President of Development and           July 8, 1998
-----------------------------------       Operations, Chief Technical Officer
Alan S. Fisher                            and Director

/s/ Peter L. Harris                       Director                                    July 8, 1998
-----------------------------------
Peter L. Harris

/s/ Peter H. Jackson                      Director                                    July 8, 1998
-----------------------------------
Peter H. Jackson

/s/ Kenneth J. Orton                      Director                                    July 8, 1998
-----------------------------------
Kenneth J. Orton

                               INDEX TO EXHIBITS
                               -----------------

Exhibit No.  Description
----------   -----------
4.01         Registrant's 1995 Equity Incentive Plan, as amended through March
             16, 1998

4.02         Registrant's 1996 Employee Stock Purchase Plan, as amended through
             March 16, 1998

5.01         Opinion of Fenwick & West LLP

23.01        Consent of Fenwick & West LLP (included in Exhibit 5.01)

23.02        Consent of PricewaterhouseCoopers LLP

24.01        Power of Attorney (See page 4)